Exhibit 99.1

Cherokee Inc.	ADDO Communications, Inc.
6835 Valjean Ave.	2120 Colorado Ave.
Van Nuys, CA 91406	Santa Monica, CA 90404
(818) 908-9868	(310) 829-5400
Contact: Mark DiSiena, CFO	Contact:Andrew Greenebaum/Patricia Dolmatsky

For Immediate Release:

Cherokee Inc. Announces its New Corporate Headquarters

VAN NUYS, CA, (October 19, 2011) — Cherokee Inc. (NASDAQ:  CHKE), a leading innovator and global marketer of fashion and lifestyle brands it owns and represents in multiple consumer product categories and sectors around the world, announced today that effective December 1, 2011, it will relocate its corporate headquarters to a larger 10,000 square foot office facility also in Van Nuys, CA. The move is part of Cherokee’s strategy to better accommodate its growth initiatives, design and merchandising resources, while continuing to enhancethe Company’s products internally.

“This move ensures that we are in the best position possible to accelerate our planned growth initiatives while still strategically managing our expenses,” said Henry Stupp, Chief Executive Officer of Cherokee Inc. “This relocation provides much-needed room and will allow us to better transform our Company and strengthen our relationships and internal operations as we head into Fiscal 2013 and beyond.”

Mr. Stupp continued, “This location offers significantly enhanced design and merchandising space andbetter reflects the vibrancy and vision ofthe new Cherokee. We can now better focus on providing additional creative solutions and delivering ongoing seasonal designs for our major product categories including fashion, accessory, home textile, room décor and footwear. Overall, we are confident in the future direction of the Company, and look forward to yet another positive step for Cherokee Inc.”

Cherokee Inc.’s new office is located at 5990 Sepulveda Blvd, Suite 600, Van Nuys, CA. The Company was able to secure this new lease at advantageous rates with minimal additional annual costs to Cherokee Inc. over the term of the lease.  Additional information is available in the Report on Form 8-K that Cherokee Inc. filed today.  Cherokee’s main phone number remains unchanged at (818) 908-9868.

About Cherokee Inc.

Cherokee Inc. is a global marketer and manager of a portfolio of fashion and lifestyle brands it owns and represents in multiple consumer product categories and sectors around the world.  The Company has license agreements with premier retailers and manufacturers covering over 30 countries around the world including Target Stores (U.S.), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), RT-Mart (Peoples Republic of China), Pick ‘N Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia) and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Sideout and Carole Little branded products, the Company’s dependence on a select group of licensees for most of the Company’s revenues and the Company’s dependence on its key management personnel.  The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2011, and in its periodic reports on Forms 10-Q and 8-K (if any).  Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments..